                                POWER OF ATTORNEY

        With respect to holdings of and transactions in securities issued by
Li-Cycle Holdings Corp. (the "Company"), the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, to act as the undersigned's true and lawful attorney- in-fact to:

        1.  execute for and on behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of
            1934, as amended (the "Exchange Act"), and the rules thereunder,
            Forms 3, 4, and 5 in accordance with Section 16 of the Exchange Act and the rules thereunder and Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act")
            and the rules thereunder;

        2.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or 13G or Form 3, 4 or 5 or Form 144, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the SEC and any stock exchange or similar authority; and

        3.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
            Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

        The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act and Rule 144 of the
Securities Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D and 13G, Forms 3, 4 and
5 and a Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of September, 2023.

                                   /s/ Ajay Kochhar
                                   -------------------------------
                                   Name: Ajay Kochhar

                                Schedule A

                 Individuals Appointed as Attorney-in-Fact

1. Ajay Kochhar (Co-Founder, President & CEO and Executive Director of the
   Company)
2. Timothy Johnston (Co-Founder and Executive Chair of the Company)
3. Carl DeLuca (General Counsel and Corporate Secretary of the Company)
4. Jelena Fried (Legal Director of the Company)
5. Gloria Berger (Senior Law Clerk of the Company)